UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 13, 2019

(Date of earliest event reported)

WhiteHorse Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00967	45-4247759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1450 Brickell Avenue, 31st Floor Miami, Florida		33131
(Address of principal executive offices)		(Zip Code)

(305) 381-6999

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	WHF	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
6.50% Notes due 2025	WHFBZ	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On June 13, 2019, WhiteHorse Finance, Inc. (the “Company”) issued a press release announcing the commencement of a secondary public offering of shares of common stock of the Company by certain selling stockholders. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company also discloses the following update with respect to its portfolio.

During the period beginning on April 1, 2019 through June 10, 2019, the Company has closed five transactions totaling approximately $48 million in deployed capital, including an add-on investment of $3.9 million principal amount in the Company’s first lien secured term loan of Grupo HIMA San Pablo, Inc. at 93.5% of face value. The Company also has an additional five transactions expected to close in its investment pipeline; however, there can be no assurance that the Company will close any such transactions.

In addition, during the period beginning on April 1, 2019 through June 10, 2019, the Company has generated approximately $2.7 million, or $0.13 per share, in non-recurring fees and other non-recurring investment income from prepayments, amendments and other sources.

Finally, the Company currently expects to determine the fair value of its first lien investment in Grupo HIMA San Pablo, Inc. to be marked between approximately 92% and 95% of face value as of June 30, 2019, compared to 88% as of March 31, 2019. This investment was not repaid at maturity, and the related forbearance period has expired. The Company also currently expects to place its first lien investment in AG Kings Holdings, Inc. on non-accrual status and determine the fair value of the investment to be marked between approximately 70% and 80% of face value as of June 30, 2019, compared to 85% as of March 31, 2019.

The information with respect to the Company’s portfolio above is unaudited and may vary from the Company’s actual financial results for the quarter ended June 30, 2019. The information above reflects estimates based only on preliminary information available to the Company as of the date of this report, has not been subject to the Company’s normal quarterly closing procedures and adjustments, which may result in material changes to the information presented above, and is not a comprehensive statement of the Company’s financial results for the quarter ended June 30, 2019. Accordingly, investors should not place undue reliance on this information. This information should not be viewed as a substitute for full interim financial statements prepared in accordance with generally accepted accounting principles. The information above is not necessarily indicative of any future period or any full fiscal year or quarter and should be read together with “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q, as well as any amendments filed with the Securities and Exchange Commission (the “SEC”), and our consolidated financial statements included in such reports. The information above has been prepared by, and is the responsibility of, the Company’s management. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this information and does not express an opinion or any other form of assurance with respect thereto.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this Current Report on Form 8-K may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of WhiteHorse Finance, Inc. dated June 13, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2019	WHITEHORSE FINANCE, INC.

	By:	/s/ Edward J. Giordano
Edward J. Giordano
Interim Chief Financial Officer